INTELLIGROUP, INC.
                               ------------------

                    CHANGE IN CONTROL SEVERANCE PAY AGREEMENT
                    -----------------------------------------

      THIS CHANGE IN CONTROL SEVERANCE PAY AGREEMENT (the "Agreement") is made as of the 22nd day of June, 1999, by and between Intelligroup, Inc., a New Jersey corporation (the "Company"), and Matthew Shocklee, an employee of the Company (the "Employee").

                                    Recitals:
                                    ---------

1. The Company is a New Jersey corporation that provides a wide range of information technology services, including enterprise-wide business process solutions, internet applications services, systems integration and custom software development based on leading technologies. The Employee is currently employed by the Company as Managing Director - International Operations.

2. The Company and the Employee desire to provide for the payment, in certain instances, of severance pay to the Employee in the event of the termination of his or her employment following a change of control of the Company, on the terms and conditions set forth in this Agreement:

                                   Agreement:
                                   ----------

       In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

       Section 1.  Operation of  Agreement.  This  Agreement  shall be effective
       -----------------------------------
immediately upon its execution, but the provisions hereof shall not be operative unless and until a "Change in Control" (as such term is defined in Section 2 hereof) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, which occurs before the period beginning three months and one day prior to a Change in Control or which occurs after the period beginning one year and one day after a Change in Control.

      Section 2. Change in Control.   The  term  "Change in Control" as  used in
      ----------------------------
this Agreement shall mean the first to occur of any of the following:

      (a) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the
      Company:

            (i) becomes a subsidiary of another corporation; (ii) is merged or consolidated with or into another corporation; (iii) engages in an exchange of shares with another corporation; or (iv) transfers, sells or otherwise disposes of all or substantially all of its assets to a single purchaser (other than the Employee) or a group of purchasers (none of whom is the Employee);

      provided,  however,  that this Subsection (a) shall not be applicable to a
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      transaction or series of  transactions  in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the Company's outstanding capital stock immediately before such sale, transfer or disposition; or

      (b) The date upon which any person (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; provided, however, that this Subsection (b) shall not be
                    --------   -------
      applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company's capital stock, whether or not such person or entity shall have filed a Schedule 13G, unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of fifteen (15%) or more of the Company's capital stock; and provided, further, that the acquisition of shares in a bona
                  --------   -------                                        ----
      fide public offering or private placement of securities by an investor who
      ----
      is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control;" or

      (c) The date upon which the persons who were members of the Board of Directors of the Company as of the date of execution of this Agreement (the "Current Directors") cease to constitute a majority of the Board of Directors; provided, however, that any new director whose nomination or
                  --------   -------
      selection has been approved by the affirmative vote of at least four of the Current Directors then in office shall also be deemed a Current Director.

      Section 3. Severance Pay Upon  Termination by Company  Without Cause or By
      --------------------------------------------------------------------------
Employee for Cause. If, during the three-month  period  immediately  preceding a
------------------
Change in Control or during the one-year period immediately following a Change in Control, the Employee's employment with the Company is terminated:

      (a)   By the Company for no reason or for any reason other than:

            (i) death; (ii) disability (in the event that the Employee shall be unable to perform his or her duties for a period of ninety (90) consecutive calendar days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability); or (iii) the dishonest or willful misconduct of the Employee, including but not limited to: misappropriating any funds or property of the Company; attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company; any act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner; unreasonable neglect or refusal to perform the duties assigned to the

            Employee; a material breach of any provision of the Employee's employment agreement with the Company, if any; conviction of a felony; or any other act or omission which subjects the Company or any of its subsidiaries to substantial public disrespect, scandal or ridicule; or

      (b) By the Employee as a result of, or within 30 days of, the following:

            (i) a reduction in the Employee's rate of regular compensation from the Company to an amount below the rate of the Employee's regular compensation as in effect immediately prior to the Employee's termination or immediately prior to the Change in Control, as applicable; (ii) a requirement that the Employee relocate to a location more than thirty-five (35) miles from the Employee's office location with the Company immediately prior to the Employee's termination or immediately prior to the Change in Control, as applicable; or (iii) a change in duties or job responsibilities from those in effect immediately prior to the Employee's termination or immediately prior to the Change in Control, as applicable, which change results in the diminution of the Employee's status, authority and duties, except for such subordination in duties or job responsibilities as may normally be required due to the Company's change from an independent business entity to being a subsidiary or division of another corporate entity;

then, in the event (A) such termination occurred during the three-month period immediately preceding such Change in Control, the Company shall pay the Employee the Severance Amount (hereinafter defined) within 30 days of the occurrence of the Change in Control or (B) such termination occurred during the one-year period following the occurrence of the Change in Control, the Company shall pay the Employee the Severance Amount, within thirty (30) days after the effective date of the Employee's termination. For purposes of this Agreement, Severance Amount shall mean an amount equal to the sum of: (x) either (i) the rate of the Employee's monthly regular compensation as in effect immediately prior to the
Employee's termination or immediately prior to the Change in Control, as applicable, times twelve minus the number of months since the change of control or else (ii) if the employee has been employed by the Company for less than six months at the time of such termination, the rate of the Employee's monthly regular compensation as in effect immediately prior to the Employee's termination or immediately prior to the Change in Control, as applicable, times a factor of six minus the number of months since the change of control, but whether under the preceding clause (i) or (ii) in no event shall the factor times the applicable monthly compensation rate be less than three; and (y) the Company's cost of then available health insurance benefits, as are customarily provided to employees of the Company, for a period of twenty-four (24) months. In addition, upon such termination: (i) the next portion under the stock option vesting schedule of any outstanding stock options granted to the Employee that would not otherwise have been vested until some time after such termination occurred shall thereupon vest immediately and be exercisable by the Employee and
(ii) fifty percent of the remainder of any other outstanding but unvested stock options, shall thereupon vest immediately and be exercisable by the Employee. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes.

      Section  4.  No  Severance  Pay  Upon  Any  Other  Termination.  Upon  any
      --------------------------------------------------------------
termination of the Employee's employment with the Company other than as set forth in Section 3, the sole obligation hereunder of the Company shall be to pay the Employee's regular compensation up to the effective date of termination. The severance pay provisions hereunder do not, however, impact in any way the rights of the Employee or the obligations of the Company under any employment agreement or any other agreement for the payment of employment compensation between the Employee and the Company, whether such agreement(s) are in existence now or come into existence hereafter; except, however, (i) that if such employment agreement provides for severance pay which would be applicable under circumstances that would also obligate the Company to make similar payments under this Agreement,
                                                                ----  ---------
then this  Agreement  shall not be deemed as additive  but shall be construed so
     ----  ---------
that the obligations  hereunder when applied in conjunction  with the employment
                      ---------
agreement, do not require the Company to make such payments in excess of the amount or time set forth herein, and (ii) with regard to the acceleration of options the employee may elect to substitute the acceleration provision of this Agreement in place of any provision dealing specifically with acceleration in the employment agreement. By way of illustration, if the severance pay provisions of this Agreement were activated by a termination that also would be deemed to activate a then-existing employment agreement with a termination provision which provided for six months of severance at the same regular compensation rate, then this Agreement would be construed to provide only an additional six months severance pay (plus the cost of the health benefits in this Agreement's Severance Amount) rather than twelve months, keeping the monthly factor between the two agreements as twelve months, rather than eighteen months for the calculation of the Employee's severance pay. If the basis of the severance amount were calculated differently in the employment agreement, then the Employee would receive the greater of the amount(s) due either under the employment agreement or the Severance Amount under this Agreement. By way of further illustration if the severance pay provisions relating to the acceleration of the vesting of options specified that only a fraction would vest that was less than half of those options granted, then the Employee could elect to accept the 50% acceleration provision of this Agreement.

      Section  5.  Entire  Obligation.   Payment  to the  Employee  pursuant  to
      -------------------------------
Sections 3 or 4 of this Agreement shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination.

      Section 6.  No Obligation to Continue Employment.  This Agreement does not
      ------------------------------------------------
create any obligation on the part of the Company to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

      Section 7.  Term of  Agreement.  This  Agreement  shall  terminate  and no
      ------------------------------
longer be in effect on the earlier of: (i) the termination date of employment agreement, if any; (ii) the date upon which the Employee ceases to be an employee of the Company, unless a Change in Control occurs within three months after such termination date; or (iii) if a Change in Control occurs while the Employee is employed by the Company, until the date one year following the Change in Control.

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

      Section 8. Severability.   Should any clause,  portion or section of  this
      -----------------------
Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement.

      Section 9. Assignment:  Successors in  Interest.   This  Agreement,  being
      -----------------------------------------------
personal to the Employee, may not be assigned by the Employee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

      Section 10. Waiver.  Failure to insist upon strict  compliance with any of
      ----------
the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      Section  11.  Governing  Law.   This  Agreement  shall be  governed by and
      ----------------------------
construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such State.

      Section 12.  Arbitration.   Any  controversy or claim arising out of or in
      ------------------------
connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New Jersey and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of New Jersey. The arbitration award shall include attorneys' fees and costs to the prevailing party.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

                                    Intelligroup, Inc.


                                    By: /s/ Ashok Pandey
                                       --------------------------------------
                                       Ashok Pandey
                                       Co-Chief Executive Officer



                                    The Employee

                                    /s/ Matthew Shocklee
                                    -----------------------------------------
                                    Matthew Shocklee